UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Information.

On February 27, 2007, CBS Corporation (the “Company”) announced that its Board of Directors has approved a 10% increase in the quarterly dividend on the Company’s common stock, from 20 cents to 22 cents per share, payable on April 1, 2007 to shareholders of record as of March 7, 2007. In addition, the Company announced that the Board of Directors has approved a $1.5 billion share repurchase program which will commence during the first quarter of 2007.

A copy of the press release announcing the increase in the quarterly dividend and approval of a $1.5 billion share repurchase program is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
99	Press Release of CBS Corporation, dated February 27, 2007, announcing increase in quarterly dividend and approval of $1.5 billion share repurchase program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

(Registrant)

By:	/s/ Louis J. Briskman
Name:	Louis J. Briskman
Title:	Executive Vice President and General Counsel

Date: February 27, 2007

Exhibit Index

Exhibit Number	Description of Exhibit
99	Press Release of CBS Corporation, dated February 27, 2007, announcing increase in quarterly dividend and approval of $1.5 billion share repurchase program